Exhibit 99.1


                               ANNEX A TO FORM 4

JLL Partners Fund III, L.P. is making this joint filing on Form 4 on its behalf and on behalf of the following entities and individuals:

1.   JLL Associates III, L.L.C.
     450 Lexington Avenue
     New York, NY  10017

2.   Paul S. Levy
     c/o JLL Partners, Inc.
     450 Lexington Avenue
     New York, NY  10017

3.   Ramsey A. Frank
     c/o JLL Partners, Inc.
     450 Lexington Avenue
     New York, NY  10017

4.   Jeffrey C. Lightcap
     c/o JLL Partners, Inc.
     450 Lexington Avenue
     New York, NY  10017


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                              ANNEX B TO FORM 4


                                 JLL Associates III, L.L.C.



                                 By:    /s/ Paul Levy
                                      -------------------------------
                                      Name: Paul S. Levy
                                      Title:  Senior Managing Director



                                 JLL Partners Fund III, L.P.

                                 By: JLL Associates III, L.L.C.
                                       its general partner



                                 By:    /s/ Paul Levy
                                      -------------------------------
                                      Name: Paul S. Levy
                                      Title:  Senior Managing Director



                                   /s/ Paul Levy
                                 -------------------------------
                                 Paul S. Levy



                                   /s/ Ramsey Frank
                                 -------------------------------
                                 Ramsey A. Frank




                                   /s/ Jeffrey Lightcap
                                 -------------------------------
                                 Jeffrey C. Lightcap